Exhibit 99.1

Altisource Residential Corporation Announces Quarterly Cash Dividend
Bringing Total 2015 Annual Dividend to $1.75 per Share

CHRISTIANSTED, U.S. Virgin Islands, December 21, 2015 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential”) (NYSE: RESI) announced today that its Board of Directors has declared a quarterly cash dividend of $0.10 per share of common stock, bringing the total annual dividend to $1.75 per share. Residential will pay this quarterly dividend on January 15, 2016 to all stockholders of record as of the close of business on December 31, 2015.

Based on Residential’s expected taxable income for 2015, it should declare and pay an additional special dividend in early 2016 to distribute its remaining taxable income for 2015.

Key metrics with respect to Residential’s dividends:

2015:

•	With this dividend, Residential’s annual dividend for 2015 will be at least $1.75 per share, compared to $2.03 in 2014, with a potential additional special dividend in early 2016.

•	In the first three quarters of 2015, Residential paid dividends of $1.65 per share, on estimated taxable income of $1.22, with dividends exceeding taxable income by $0.43 per share.

•	With the $0.43 per share catch up, the fourth quarter dividend of $0.10 cents per share represents strong taxable income in the fourth quarter of at least $0.53 per share.

2016:

•	Residential believes 2016 will be a transition year. However, Residential is targeting a strong annual dividend in 2016 in the same range as 2015 supported by the:

◦	legacy portfolio;

◦	non-performing loan (“NPL”) sales, such as the NPL sales near carrying value that were completed in the fourth quarter and

◦	rental income driven by a growing rental portfolio.

•	As Residential moves forward, rental income will contribute an increasing percentage of the dividend in line with the growth of the single-family rental portfolio.

“In 2016, we are targeting to meet or exceed our successes of the fourth quarter of 2015. We will continue to package and sell more NPLs which we believe will both fuel substantial growth in our rental portfolio and generate strong annual taxable income as we complete our transition to a 100% rental REIT,” stated Chief Executive Officer George Ellison. “These activities together with the management of our legacy portfolio should contribute to a strong dividend in 2016 and in the future as our growing, stable rental portfolio contributes more to our dividends each quarter.”

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States.  Additional information is available at www.altisourceresi.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

CONTACT:     Robin N. Lowe
        Chief Financial Officer
T: 1-345-815-9919
        E: Robin.Lowe@AltisourceAMC.com